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                                                                      FORM 10K
                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

    Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of employee stock options, as follows:

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-----------------------------------------------------------------------------------------------------------------
                                                                                  Year Ended December 31,
(in thousands, except per share amounts)                                    1997          1996          1995
-----------------------------------------------------------------------------------------------------------------


NET INCOME:                                                              $    31,508   $    42,425   $    38,211
                                                                         ===========   ===========   ===========

BASIC EARNINGS PER SHARE:
    Actual average shares outstanding                                         27,879        27,845        27,575

    Basic Earnings Per Share:                                            $      1.13   $      1.52   $      1.39
                                                                         ===========   ===========   ===========


DILUTED EARNINGS PER SHARE:
    Actual average shares outstanding                                         27,879        27,845        27,575
    Effect of dilutive securities -- potential conversion of employee
      stock options                                                              541           414           549
                                                                         -----------   -----------   -----------
    Pro forma average shares outstanding                                      28,420        28,259        28,124
                                                                         ===========   ===========   ===========

    Diluted Earnings Per Share:                                          $      1.11   $      1.50   $      1.36
                                                                         ===========   ===========   ===========
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